EXHIBIT 10.15

                      OPTICAL COATING LABORATORY, INC.
                  1999 MANAGEMENT INCENTIVE PLAN DOCUMENT


OBJECTIVES
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The objectives of the Optical Coating Laboratory, Inc. (OCLI) Fiscal Year
1999 Management Incentive Plan (MIP) are:

 .    To motivate key OCLI managers and employees to achieve Fiscal Year
     (FY) 1999 financial objectives; and

 .    To reward key OCLI managers and employees who contribute significantly towards the achievement of OCLI's financial and operational objectives.

PLAN PRINCIPLES AND DESIGN
--------------------------

The MIP is designed so that achievement of Plan goals offers participants competitive compensation for the at-risk portion of their total compensation. Surpassing Plan goals and delivering outstanding results offers participants the opportunity to earn a substantially higher bonus. The Plan is written to concentrate on financial goals. There are quarterly and annual financial goals, matching those in the 1999 Annual Operating Plan, that total 100% of the target bonus opportunity. 50% of the target bonus opportunity will be based on Company Operating Profits (COP). This is an annual target with a possible prepayment of up to / of the target prepaid each quarter for 100% plan attainment. 50% of the target bonus opportunity will be eligible to be paid annually based on Return on Net Assets (RONA).

The bonus awards are calculated quarterly and annually based on OCLI's and the Divisions' financial results. The plan year is defined as the fiscal year beginning November 2, 1998 and ending October 31, 1999.

ELIGIBILITY
-----------

Employees in Salary Grades 70 and above, or equivalent (for non-US subsidiaries), are eligible to participate in the MIP. MIP participants are not eligible for "Superior Merit" bonuses unless approved by the Plan Administrator. Concurrent participation in any other type of bonus program requires the approval of the Plan Administrator.

BONUS OPPORTUNITY
-----------------

The bonus opportunity for each participant by salary grade as a percentage of base salary is shown below.

TARGET BONUS OPPORTUNITY
AS A PERCENT OF BASE SALARY EARNED

                      TOTAL
SALARY GRADE         PERCENT
------------         -------
CEO                   50%

Vice Presidents       35%

Level 85              20%

Level 80              15%

Level 75              15%

Level 70              10%

BONUS PAYMENTS
--------------

Annual bonus award payments will be approved by the Plan Administrator following the certification of OCLI's Consolidated Financial Statements by an independent auditor. Payments will be distributed to eligible participants during the second payroll in January, 2000. Quarterly bonus payments (approved by the plan administrator) will be paid within 10 days of the quarterly financial announcements.

ADMINISTRATION
--------------

The Human Resources Department, in coordination with the Finance & Accounting Department, will administer the MIP under the direction of the CEO of OCLI (Plan Administrator).

Employees who are newly hired into eligible positions will receive pro rata bonus awards based on actual base pay earned during the plan year in the eligible positions. Employees who are promoted or transferred into or out of eligible positions and those who move from one eligibility level to another will receive bonus awards based on their eligibility status, rate, and division as of the last day of the quarter.

In addition, participants who leave OCLI during the plan year under any of the following conditions may be eligible for pro rata bonus awards:

 .    Participants who retire under the provisions of one of the Company's retirement plans or the Social Security Act; or

 .    A disabled participant or the spouse or legal representative of a deceased participant.

Participants leaving the Company under any conditions other than those outlined above are not eligible for bonus awards for the plan quarter or year in which they leave.

AMENDMENTS
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The Board of Directors of OCLI reviews the Company's incentive compensation plans annually to ensure equity both within the Company and in relation to current economic conditions. The Board of Directors reserves the right to amend, suspend, terminate or make exceptions to this plan at any time. The effects of any unusual and material accounting or non-recurring transactions may be excluded from the bonus calculations with the approval of the Plan Administrator. For example, performance objectives may be adjusted to reflect major acquisitions and/or divestitures during the plan year.

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